Exhibit 99.1
DATE: August 15, 2008
FROM:
Broadview Institute, Inc.
8089 Globe Drive
Woodbury, MN 55125
Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010
FOR IMMEDIATE RELEASE
Broadview Institute, Inc. Announces 1st Quarter Results
MINNEAPOLIS, August 15 — Broadview Institute, Inc. (OTC Bulletin Board — BVII) today reported revenues from continuing operations for the first quarter ended June 30, 2008 of $2,829,258 versus $2,622,365 reported for the same period last year. Income from continuing operations totaled $130,563, or $0.02 and $0.01 per basic and diluted common share, versus income from continuing operations of $513,964, or $0.06 per basic and diluted common share, for the same period last year.
“During these difficult economic times, we are pleased to report positive operating income for the quarter as we pursue our growth plans in the Utah market,” said Terry Myhre, the Company’s Chairman. “We are excited to announce we have received our Certificate of Occupancy from the City of Orem, Utah and we are on schedule to commence operations at this new Utah Career College branch campus location in October 2008, as previously disclosed.”
Utah Career College entered a facility lease agreement for a built-to-suit campus facility in Orem, Utah effective August 1, 2008.
“Our search continues for future expansion locations where we feel Broadview Institute and Utah Career College can make a positive impact on the local community and provide superior service that will make a difference in our students’ lives and careers,” Mr. Myhre added.

Condensed Consolidated Statements of Operations Data

	Three Months Ended
	June 30,
	2008	2007

REVENUES	$2,829,258	$2,622,365

OPERATING EXPENSES
Educational services and facilities	1,998,851	1,612,662
Selling, general and administrative expenses	675,311	507,653

TOTAL OPERATING EXPENSES	2,674,162	2,120,315

OPERATING INCOME	155,096	502,050

OTHER INCOME	12,033	11,914

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	167,129	513,964

INCOME TAX EXPENSE	36,566	—

INCOME FROM CONTINUING OPERATIONS	130,563	513,964

INCOME FROM DISCONTINUED OPERATIONS	—	5,898

NET INCOME	$130,563	$519,862

BASIC NET INCOME PER SHARE	$0.02	$0.06

DILUTED NET INCOME PER SHARE	$0.01	$0.06
Condensed Consolidated Balance Sheets

	June 30,	March 31,
	2008	2008

Current Assets	$3,495,785	$3,302,272
Total Assets	5,968,819	5,754,635
Current Liabilities	722,704	575,161
Total Liabilities	879,519	705,898
Stockholders’ Equity	5,089,300	5,048,737

ABOUT BROADVIEW INSTITUTE
Broadview Institute, Inc. offers private career-focused post-secondary education services through its wholly-owned subsidiary, C Square Educational Enterprises (d/b/a Utah Career College). Utah Career College has campuses located in West Jordan, Utah and Layton, Utah, and is accredited by the Accrediting Commission for Career Schools and Colleges of Technology (ACCSCT) to award diplomas and Associate in Applied Science and Bachelor of Science degrees for multiple business and healthcare careers.
The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII.

For additional information, please contact:	Kenneth J. McCarthy Chief Financial Officer (651) 332-8010 (phone) kmccarthy@globeuniversity.edu
Cautionary Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
For further information regarding risks and uncertainties associated with Broadview Institute’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Broadview Institute’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Broadview Institute at (651) 332-8010.
All information in this release is as of August 15, 2008. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.